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EXHIBIT 23.6


                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8 (No. 33-41853, No. 33-31840, No. 2-79617, No. 2-63245, No. 33-48579, No. 33-48462, No.
2-72362, No. 33-72559 and No. 33-72560) and on Form S-3 (No. 2-93525) of
Safeguard Scientifics, Inc. (Safeguard) of our report dated September 26, 1997 (except as to Note 10, which is as of December 9, 1997) relating to the consolidated financial statements of DocuCorp International, Inc. as of July 31, 1997 and 1996, and for the three years ended July 31, 1997, which opinion is included in this Safeguard 1997 Annual Report on Form 10-K.

/s/ Price Waterhouse L.L.P.


Dallas, Texas
March 30, 1998



                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of DocuCorp International, Inc.:

In our opinion, the consolidated balance sheets and the related consolidated statements of operations, cash flows and changes in stockholders' equity (not presented separately herein) present fairly, in all material respects, the financial position of DocuCorp International, Inc. and its subsidiaries at July 31, 1996 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse L.L.P.

Dallas, Texas
September 26, 1997, except as to Note 10, which is as of December 9, 1997 and Note 11, which is as of January 31, 1998